Exhibit No. 21

SUBSIDIARIES OF THE REGISTRANT
------------------------------
Effective as of March 19, 1998

              Name                                              Jurisdiction
              ----                                              ------------

Effective as of March 19, 1998 Name

American Biltrite (Canada) Ltd.                                   Canada
     200 Bank Street
Sherbrooke, Quebec JIH 4K3

     also doing business in Canada
     as Produits American Biltrite Ltee

American Biltrite Far East, Inc.                                  Delaware
     57 River Street
Wellesley Hills, Massachusetts 02181

American Biltrite Sales Corporation                               Virgin Islands
     57 River Street
Wellesley Hills, Massachusetts 02181

Majestic Jewelry, Inc.                                            Delaware
     57 River Street
Wellesley Hills, Massachusetts 02181

Ocean State Jewelry, Inc.                                         Rhode Island
     57 River Street
Wellesley Hills, Massachusetts 02181

Aimpar, Inc.                                                      New York
     57 River Street
Wellesley Hills, Massachusetts 02181

ABTRE, Inc.                                                       Tennessee
     57 River Street
Wellesley Hills, Massachusetts 02181


Ideal Tape Co., Inc.                                              Delaware
     1400 Middlesex Street
Lowell, Massachusetts 01851

American Biltrite Intellectual Properties, Inc.                   Delaware
     1013 Centre Road    Suite 350
Wilmington, Delaware 19805


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K & M Trading (H.K.) Limited                                      Hong Kong
     1001 Hutchison House
     10 Harcourt Road
Hong Kong

Congoleum Corporation                                             Delaware
     3705 Quakerbridge Road
Mercerville, New Jersey 08619

ABItalia, Inc.                                                    Delaware
     57 River Street
Wellesley Hills, Massachusetts 02181


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